Exhibit 23.5

Independent Auditor’s Acknowledgement

We acknowledge the inclusion in this registration statement on Form S-1, as amended, of our report dated September 4, 2013, on our review of the combined financial statements of Health Inventures, LLC. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of the Act.

/s/ BKD, LLP

Denver, Colorado

October 11, 2013